UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation.

Effective September 28, 2009, Chesapeake Energy Corporation (the “Company”) filed a Certificate to Eliminate Certificate of Designations with the Oklahoma Secretary of State to eliminate from the Company’s Certificate of Incorporation all matters set forth in the Company’s Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Oklahoma Secretary of State on July 17, 1998 with respect to the series of preferred stock of the Corporation designated Series A Junior Participating Preferred Stock, par value $0.01 per share.  The Certificate to Eliminate the Certificate of Designations is attached hereto as Exhibit 3.1.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 24, 2009, the company issued a press release announcing that it has entered into a definitive agreement to form a joint venture on a portion of its midstream assets with Global Infrastructure Partners.   A copy of the press release is filed herewith as Exhibit 99.1.

Section 8 – Other Events.

Item 8.01.  Other Events.

On September 24, 2009, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends.  A copy of the press release is filed herewith as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           September 29, 2009

EXHIBIT INDEX

Exhibit No.	Document Description

3.1*	Certificate to Eliminate Certificate of Designations

99.1*	Chesapeake Energy Corporation press release dated September 24, 2009 announcing midstream joint venture.

99.2*	Chesapeake Energy Corporation press release dated September 24, 2009 announcing quarterly common and preferred stock dividends.

*  Filed herewith.